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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: April 9, 2002

                            GREEN FUSION CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)

              Nevada                000-29213                 52-2202416
              ------                ---------                 ----------
  (State of Incorporation)          (Commission               (IRS Employer
                                    File Number)              Identification #)


        Suite #208 - 750 Terminal Avenue, Vancouver, B.C. Canada  V6A 2M5
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                    (Address of Principal Executive Offices)

                                 (604) 484-4940
                    ----------------------------------------
              (Registrant's telephone number, including area code)



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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

Not  applicable.


ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

Not  applicable.


ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

Not  applicable.


ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  applicable.


ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

Green Fusion Corporation ("we" or "Green Fusion") entered into a definitive share purchase agreement (the "Share Purchase Agreement") dated effective April 2, 2002 and executed on April 9, 2002 between Green Fusion Corporation ("Green Fusion" or the "Company") and the shareholders of House of Brussels Holdings Ltd. ("House of Brussels") to acquire all of the issued and outstanding shares of House of Brussels. House of Brussels owns and operates Brussels Chocolates Ltd. based in Vancouver, British Columbia, Canada.

Under the Share Purchase Agreement, Green Fusion will issue an additional 30,000,000 shares of common stock to the shareholders of House of Brussels in exchange for all of the issued and outstanding common shares of House of Brussels. The agreed upon closing date for the acquisition of House of Brussels is May 1, 2002. Closing is subject to the completion of required closing deliveries and customary due diligence by both parties.

The closing of the acquisition of House of Brussels under the Share Purchase Agreement is not contingent upon Green Fusion raising any additional funds. The shareholders of House of Brussels have also consented to the completion of the following transactions by Green Fusion, which may or may not take place:

1. the issuance by Green Fusion of up to 7,221,479 units at a deemed price of $0.11 per unit in order to settle outstanding indebtedness of Green Fusion and House of Brussels. Each unit to be issued will consist of one share of common stock and one warrant to purchase one additional share of common stock at a price of $0.25 per share;

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2.   the  issue of an additional 3,000,000 units at a price of $0.11 per unit in order to raise further financing to fund the business of Green Fusion and House of Brussels;

3. the registration of the shares of common stock comprising the units and the shares issuable upon exercise of the warrants comprising the units by the filing of a Form S-3 registration statement by Green Fusion pursuant to the Securities Act of 1933; and

4. the issuance of up to 13,684,700 shares to the shareholders of GFC Ventures in consideration of the acquisition of all of the outstanding shares of GFC Ventures.

The Share Purchase Agreement supercedes an original share purchase agreement entered into for the acquisition of House of Brussels (the "Original Share Purchase Agreement"). The Original Share Purchase Agreement was conditional upon Green Fusion raising additional funds to be used primarily for the expansion of the business of House of Brussels. Green Fusion was not successful in raising the required additional funds and accordingly, the Original Share Purchase Agreement was terminated in accordance with its terms.

House of Brussels owns and operates Brussels Chocolates, an established manufacturer and retailer of gourmet quality chocolate products in Vancouver, British Columbia, Canada. Brussels Chocolates is a premier manufacturer and distributor of gourmet, high-quality Belgian chocolates through retail distribution channels in 8 corporate store locations and a wholesale network mainly in Canada, and to a lesser degree in the United States and overseas. Since 1983, Brussels Chocolates has been an established chocolate manufacturer and retailer in the Vancouver, British Columbia metropolitan region and its name has become synonymous with high quality gourmet Belgian chocolates at an affordable cost.

Green Fusion will file a further Form 8-K Current Report upon the closing of the acquisition of House of Brussels in accordance with the requirements of the Securities Exchange Act of 1934. Financial statements of House of Brussels will also be filed upon closing in accordance with the requirements of the Securities Exchange Act of 1934.

ITEM  6.     RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

Not  applicable.


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ITEM  7.     FINANCIAL  STATEMENTS

(a)     Financial  statements  of  businesses  acquired.

Not  applicable.

(b)     Pro  Forma  Financial  Information.

Not  applicable.

(c)     Exhibits.

Exhibit  10.1:     Share  Purchase  Agreement  dated  effective  April  2,  2002


ITEM  8.     CHANGE  IN  FISCAL  YEAR

Not  Applicable.

ITEM  9.     REGULATION  FD  DISCLOSURE

None.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREEN  FUSION  CORPORATION

                                    By: /s/ L. Evan Baergen
Date:  April  23,  2002                 _______________________
                                        L. Evan Baergen
                                        President,  Secretary,
                                        Treasurer  &  Director




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